October 29, 2009

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Mid-Corporate Power & Utilities
10 South Dearborn, 9th Floor
Mail Code: IL1-0090
Chicago, IL 60603
Attention: Helen D. Davis

Re:           Modification of Scheduled Maturity Date

Ladies/Gentlemen:

Please refer to the Credit Agreement dated as of May 31, 2007 (the “Credit Agreement”) among Northwest Natural Gas Company, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to Section 2.14 of the Credit Agreement, all Lenders except Wachovia Bank, National Association (“Wachovia”) previously extended the scheduled Maturity Date to May 31, 2013.

The parties hereto agree that, effective on the date that the Administrative Agent has received counterparts hereof signed by Wachovia, the Borrower and the Required Lenders, Wachovia’s scheduled Maturity Date shall be extended to May 31, 2013 so that Wachovia has the same Maturity Dates as all other Lenders.

This letter may be signed by the parties hereto on separate counterparts. Delivery to the Administrative Agent of a counterpart hereof, or a signature page hereto, by facsimile or e-mail (in a .pdf or similar file) shall be effective as delivery of an original, manually-signed counterpart.

Please evidence your agreement to the foregoing by signing a counterpart hereof.

Very truly yours,

NORTHWEST NATURAL GAS COMPANY

________________________________________________

                                                      By:
________________________________________________

                                                      Title:
________________________________________________

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.

By:

Title:

BANK OF AMERICA, N.A.

By:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title:

BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO MERRILL LYNCH BANK USA

By:

Title:

UBS LOAN FINANCE LLC

By:

Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:

Title: